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                                                                EXHIBIT 23.2



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our reports dated February 5, 1997, accompanying the consolidated financial statements and schedule of Reptron Electronics, Inc., contained in and incorporated by reference in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts" and "Selected Consolidated Financial Data".



                                                GRANT THORNTON LLP


Tampa, Florida
July 17, 1997